Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-29403, 333-39518 and 333-67464) of Exabyte Corporation of our report dated March 30, 2004, except as to the reverse stock split described in Note 1, which is as of December 2, 2005, relating to the consolidated financial statements and consolidated financial statement schedule of Exabyte Corporation, which appears in in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
March 13, 2006